Exhibit 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Ceragenix Pharmaceuticals, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)          the Form 10-QSB of the Company for the quarter ended September 30, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(b)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ STEVEN S. PORTER
Steven S. Porter
Chairman and Chief Executive Officer

	By:	/s/ JEFFREY S. SPERBER
Jeffrey S. Sperber
Date: November 13, 2006		Chief Financial Officer